EXHIBIT 3.3

FORM OF

AMENDED AND RESTATED BYLAWS

OF

CBOT HOLDINGS, INC.

(Amended and Restated as of October 18, 2005)

ARTICLE I–STOCKHOLDERS

Section 1. Stockholder Meetings.

(1) An annual meeting of the stockholders of CBOT Holdings, Inc. (“the Corporation”), for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors of the Corporation (the “Board of Directors”) shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of the stockholders.

(2) Nominations of persons for election to the Board of Directors or for election to the nominating committee of the Corporation (the “Nominating Committee”) and the proposal of business to be transacted by stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

(3) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the Delaware General Corporation Law (as amended from time to time, the “DGCL”), (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than twenty (20) or more than sixty (60) days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that for purposes of the first annual meeting of stockholders following April 22, 2005, or if the date of an annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 45th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director or member of the Nominating Committee (x) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (y) whether the stockholder proposes to nominate such person to be an Independent Director (as defined in Section 1 of Article II of these Bylaws), a Series B-1 Director, a Series B-2 Director, the Vice Chairman Director, the Chairman Director or a member of the Nominating Committee (as such terms are defined in Section B(2) of Article VI of the Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”)) and, if applicable, a statement that such person satisfies the applicable criteria for Independent Directors, Series B-1 Directors, Series B-2 Directors, Vice Chairman Director, Chairman Director or a member of the Nominating Committee, as applicable, and (z) such person’s written consent to serve as a director or member of the Nominating Committee, as applicable if elected and, if applicable, a written undertaking to promptly provide to the Secretary of the Corporation upon request any information that the Corporation deems to be relevant to the determination of whether such person satisfies the applicable criteria for Independent Directors, Series B-1 Directors, Series B-2 Directors, Vice Chairman Director, Chairman Director or a member of the Nominating Committee, as applicable; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(4) In the event that (a) a stockholder proposes to nominate an individual for election or reelection as a director of the Corporation or as a member of the Nominating Committee; (b) such stockholder has satisfied each of the terms and conditions set forth in paragraph (3) of this Section 1 for the nomination of such nominee; and (c) such stockholder has delivered to the Secretary of the Corporation a written petition executed by at least forty stockholders who are also holders of a Series B-1 Membership in the Board of Trade of the City of Chicago, Inc., a nonstock, for-profit subsidiary of the Corporation (the “CBOT Subsidiary”) proposing to nominate such nominee, the Corporation shall, to the extent it prepares and delivers a proxy statement and form of proxy, at its own expense, use commercially reasonable efforts to include the name of such nominee and all other information required as a matter of law in such proxy statement and form of proxy.

(5) Notwithstanding anything in the second sentence of the third paragraph of this Section 1 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least fifty-five (55) days prior to the Anniversary, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(6) Only persons nominated in accordance with the procedures set forth in this Section 1 shall be eligible to be elected as directors or members of the Nominating Committee at an annual meeting of stockholders, and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(7) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(8) Notwithstanding the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1. Nothing in this Section 1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2. Special Meetings.

(1) Special meetings of the stockholders, other than those required by statute, may be called by the Chairman of the Board or by the Board of Directors acting pursuant to a resolution adopted by a majority of the members of the Whole Board having voting rights. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

(2) A special meeting shall be called by the Chairman of the Board or the Board of Directors upon receipt by the Secretary of the Corporation of a written demand of stockholders entitled to cast 10% of the total number of votes entitled to be cast at such meeting. Any such written demand shall specify the purpose of such special meeting and the special meeting so called shall be limited to the purpose so set forth. The written demand shall also specify the date of such special meeting that shall be a business day not less than sixty (60) nor more than ninety (90) days from the date of such written demand. Following a Qualified Initial Public Offering (as defined in the Certificate of Incorporation), the Class A stockholders shall have no right to demand that a special meeting of the stockholders be called pursuant to this Section 2 of Article I.

(3) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Nominations of persons for election to the Board of Directors or the Nominating Committee may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 1 of this Article I. Nominations by stockholders of persons for election to the Board of Directors or the Nominating Committee may be made at such a special meeting of stockholders if the stockholder’s notice required by the third paragraph of Section 1 of this Article I shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the day on which public announcement is first made of the date of the special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(4) Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 3. Notice of Meetings.

Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Certificate of Incorporation).

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.

At any meeting of the stockholders, the holders of one-third of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date or time.

Section 5. Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 6. Conduct of Business.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 7. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8. Stock List.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law.

The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 9. Initial Meeting.

Notwithstanding anything in these Bylaws to the contrary, with respect to stockholder nominations of persons for election to the Board of Directors at the Initial Meeting (as such term is defined in Section A of Article VI of the Certificate of Incorporation), the Board of Directors may, in its sole and absolute discretion, establish stockholder nomination notice requirements and procedures to apply in lieu of all or part of the stockholder nomination notice requirements and procedures set forth in Section 1 of this Article I and in the second paragraph of Section 2 of this Article I.

ARTICLE II–BOARD OF DIRECTORS

Section 1. Number, Election, Term and Qualifications of Directors.

The effectiveness of the amendment and restatement of these Bylaws shall not change the size or composition of the Board of Directors and the directorships thereon shall continue to have the same voting rights (or no voting rights) associated therewith as were associated with such directorships prior to the effectiveness of the amendment and restatement of these Bylaws. The directors shall serve for such terms and be subject to such qualifications and requirements as are set forth in the Certificate of Incorporation.

For purposes of these Bylaws and the Certificate of Incorporation, “Independent Director” means a person whom the board of directors affirmatively determines has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation). Notwithstanding the foregoing, the following persons shall not be considered an “Independent Director:”

(A) a person who is, or was within the previous three years, an employee, or person whose immediate family member is an executive officer, of the Corporation;

(B) a person who receives, or has received in the three prior years, or whose immediate family member receives, or has received in the three prior years, more than $100,000 per year in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(C) a person who is, or was within the three prior years, affiliated with or employed by, or whose immediate family member is, or was within the three prior years, affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Corporation;

(D) a person who is, or was within the three prior years, employed, or whose immediate family member is, or was within the three prior years, employed, as an executive officer of another company where any of the Corporation’s present executives serve on that company’s compensation committee;

(E) a person who is, or was within the three prior years, an executive officer or an employee, or whose immediate family member is, or was an executive officer of a company that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Section 2. Chairman of the Board and Vice Chairman of the Board.

The Chairman of the Board shall be the presiding officer at all meetings of the Board of Directors and shall exercise such other powers and perform such other duties as are delegated to him or her by the Board of Directors.

The Vice Chairman of the Board of Directors shall exercise such powers and perform such duties as are delegated to him or her by the Board of Directors.

Section 3. Newly Created Directorships and Vacancies.

Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the next annual meeting of the stockholders of the Corporation and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Section 4. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 5. Special Meetings.

Special meetings of the Board of Directors may be called only by the Chairman of the Board or by a majority of the members of the Whole Board having voting rights and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 6. Quorum.

At any meeting of the Board of Directors, a majority of the total number of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 7. Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 8. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof having voting rights consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9. Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

ARTICLE III–COMMITTEES

Section 1. General.

The Board of Directors shall have an Audit Committee, Compensation Committee, Executive Committee and Nominating Committee. In addition, the Board of Directors may from time to time designate other committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors. The Board of Directors shall elect a director or directors to serve as the member or members of any such committee, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Executive Committee.

The Executive Committee shall consist of such number of directors as may be elected and/or appointed from time to time by the Board of Directors. Whenever the Board of Directors is not in session, and subject to the provisions of applicable law, the Certificate of Incorporation or these Bylaws, the Executive Committee shall have and exercise the full power and authority of the Board of Directors in the management of the Corporation.

Section 3. Reserved.

Section 4. Audit Committee.

The Audit Committee shall consist of such number of directors as may be elected and/or appointed from time to time by the Board of Directors. The purpose of the Audit Committee is to assist the Board of Directors in overseeing the integrity of the Corporation’s financial statements and financial reporting processes, external auditor’s engagement, independence and performance, internal audit, accounting, and control functions with regards to financial reporting and compliance by the Corporation with legal and regulatory requirements. The Audit Committee shall have such responsibilities as are set forth in a charter approved by the Board of Directors.

Section 5. Compensation Committee.

The Compensation Committee shall consist of such number of directors as may be elected and/or appointed from time to time by the Board of Directors. The purpose of the Compensation Committee is to review and approve the Corporation’s compensation and benefit programs, ensure the competitiveness of these programs, and advise the Board of Directors on the development of and succession for senior executive officers. The Compensation Committee shall have such responsibilities as are set forth in a charter approved by the Board of Directors.

Section 6. Nominating Committee.

The Nominating Committee shall consist of such number of directors as may be elected and/or appointed from time to time by the Board of Directors. The purpose of the Nominating Committee is to review the qualifications of potential candidates for the Board of Directors and for standing committees of the Board of Directors, and to propose and recommend to the Board of Directors, for its review, consideration and approval, nominees for election as directors and members of standing committees of the Board of Directors, as applicable, for directorships or committee memberships, which are vacant or expected to be vacant in connection with the expiration of their terms at each annual meeting of the stockholders of the Corporation. The Nominating Committee shall have such responsibilities as are set forth in a charter approved by the Board of Directors.

Section 7. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or in an applicable committee charter, or as otherwise required by law or New York Stock Exchange rule. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV–OFFICERS

Section 1. Generally.

The officers of the Corporation shall consist of a President (who shall also be Chief Executive Officer), one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Corporation.

Section 2. President.

The President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility to carry on the day to day activities of the Corporation, subject to the Board’s authority to review the activities of the President and determine the policies of the Corporation, and for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive and which are delegated to him or her from time to time by the Board of Directors.

Section 3. Vice President.

Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One (1) Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 4. Treasurer.

The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 5. Secretary.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 6. Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 7. Removal.

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 8. Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V–STOCK

Section 1. Certificates of Stock.

The shares of capital stock of the Corporation shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairperson or Vice Chairperson of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. The form of such certificates and the signatures thereon shall comply with the requirements of the DGCL. Any or all of the signatures on the certificate may be by facsimile.

Section 2. Transfers of Stock.

Transfers of stock shall be subject to the restrictions on transfer set forth in the Certificate of Incorporation and shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Lost, Stolen, Mutilated or Destroyed Certificates.

In the event of the loss, theft, mutilation or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft, mutilation or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Rules and Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other rules or regulations as the Board of Directors may from time to time establish.

ARTICLE VI–NOTICES

Section 1. Notices.

If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 2. Waivers.

A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the transaction of business because the meeting was not lawfully called or convened.

ARTICLE VII–MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3. Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors from time to time.

Section 5. Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII–INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer, committee member or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, committee member or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, committee member or employee or in any other capacity while serving as a director, officer, trustee, committee member or employee shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 2. Right to Advancement of Expenses.

In addition to the right to indemnification conferred in Section 1 of this Article VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3. Right of Indemnitee to Bring Suit.

If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.

Section 5. Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, committee members, employee or agent of the Corporation or another corporation,

partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6. Indemnification of Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7. Nature of Rights.

The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE IX–AMENDMENTS

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the members of the Whole Board having voting rights. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that any adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders shall require the affirmative vote of a majority of the votes cast on any such properly presented proposal at any annual or special meeting of the stockholders of the Corporation.

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